U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2013

Energiz Renewable, Inc.

(Exact name of registrant as specified in its charter)

Florida

0-22965

65-0106255

(State or jurisdiction of       (Commission         (I.R.S. Employer

incorporation or organization)   File Number)       Identification No.)

135 First Street

Keyport, NJ 07735

(Address of principal executive offices)

Registrant's telephone number: (723) 319-9235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 8.01 Other Events

On August 28, 2013, the registrant and Adam Tannenbaum, an unrelated party, mutually agreed to cancel the letter of intent as signed on June 12, 2012.  Neither party is bound by any of the terms of that agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Energiz Renewable, Inc.

Dated: August 28, 2013

/s/Edward T. Whelan

Edward T. Whelan

Chief Executive Officer